UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 10, 2010 (September 1, 2010)

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

0-1093	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

Steven J. Smidler’s Appointment as KIT President

On September 1, 2010, the Company announced that, effective September 1, 2010 (the “Effective Date”), Steven J. Smidler was appointed President of Kaman Industrial Technologies Corporation (KIT), a subsidiary of Kaman Corporation (the “Company”) following the retirement of T. Jack Cahill on August 31 after more than 30 years of service with KIT.

Mr. Smidler joined KIT in December 2009 as KIT’s Senior Vice President and Chief Operating Officer. He joined KIT from Lenze Americas Corporation where he served as Executive Vice President. He was also a member of the management committee of the Lenze Group, Germany and held the position of President and Treasurer for Lenze Americas and served as a board member for the Lenze ACTech production company.

The Company’s announcement of Mr. Smidler’s appointment is attached to this Form 8-K as Exhibit 99.1.

Executive Employment Agreement and Change in Control Agreement

At its meeting on June 8, 2010, the Company’s Board of Directors (the “Board”) approved, effective September 1, 2010, an Executive Employment Agreement and Change in Control Agreement, which the parties have since signed. These agreements are attached to this Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference.  The following summary of the Executive Employment Agreement and Change in Control Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to Exhibits 10.1 and 10.2.

Executive Employment Agreement (the "Employment Agreement")

Term; Cash Compensation

The term of the Employment Agreement is three (3) years, beginning on the Effective Date, subject to annual renewal thereafter.  Mr. Smidler's initial annual base salary will be $330,000, and any increases thereafter will be at the discretion of the Board. Mr. Smidler will participate in the Company's Cash Bonus Plan and his target bonus will be at 55% of annual base salary.

Other Employment Benefits

Mr. Smidler will also receive the following benefits:

Life Insurance. In accordance with the terms of the Company's Senior Executive Life Insurance Program, Mr. Smidler will be provided with $800,000 of life insurance coverage.

Vacation.  Mr. Smidler will be entitled to three (3) weeks' vacation per year and otherwise in accordance with KIT’s Vacation Policy in effect from time to time.

Automobile.  KIT will provide Mr. Smidler with a leased vehicle in accordance with the Company's Perquisites Policy in effect from time to time.

Severance Benefits

Mr. Smidler shall be entitled to severance benefits only if (1) his employment is terminated without “cause” (as defined) or he resigns with “good reason” (as defined) during the Employment Term, and (2) he signs a release agreement.

a)         Severance benefits payable to Mr. Smidler upon a termination of employment without cause or resignation for good reason are:

i)         unpaid base salary through the date of termination, any accrued vacation, any earned and unpaid bonus or long-term performance award  ("LTIP") with respect to a completed performance period, reimbursement for any unreimbursed expenses through the date of termination and all accrued and vested benefits under the Company's compensation and benefit plans, programs and arrangements (collectively, “Accrued Amounts”);

ii)         a pro-rata portion of Mr. Smidler's annual bonus for the performance year in which the termination occurs based upon KIT’s actual performance;

iii)         a lump-sum payment equal to two times Mr. Smidler's then current base salary and most recent bonus paid or earned, subject to a reduction as set forth in the employment agreement if termination of employment occurs within two years of Mr. Smidler's “retirement eligibility date” (as defined);

iv)         pro-rata payment of each outstanding cash-based LTIP award for which the performance period has not yet been completed as of the date of termination based on the Company’s actual performance and when paid to other senior executives;

v)         immediate title to Mr. Smidler's company automobile on an “as is” basis, with the automobile's fair market value being taxable to him; and

vi)         continued participation at KIT expense on a monthly basis for up to 24 months in all medical, dental and vision plans which cover him and his eligible dependents, subject to offset due to future employment.

b)         If Mr. Smidler is discharged with cause or resigns without good reason, he will receive only his Accrued Amounts.

c)         If Mr. Smidler's employment is terminated due to his death or disability, Mr. Smidler or his estate, as applicable, will receive his Accrued Amounts and a pro-rata portion of his annual bonus for the performance year in which his death or disability occurred based on target performance.

d)         If Mr. Smidler retires, he will receive (i) a pro-rata portion of his annual bonus for the year of retirement based on KIT’s actual performance, (ii) pro-rata vesting of LTIP awards as described in section (a)(iv) above, (iii) immediate title to the company automobile on an “as is” basis, with the automobile's fair market value being taxable to him, and (iv) the Accrued Amounts.

e)         Mr. Smidler's outstanding equity awards shall become fully vested upon (i) his “retirement” (as defined), (ii) the termination of his employment without cause, for “disability” (as defined), or due to death, (iii) his resignation for good reason, or (iv) a “change in control” (as defined).

Mr. Smidler has agreed that in the event he is entitled to receive severance benefits upon termination of employment, he will not solicit the employees of the Company and its subsidiaries for 2 years following the date of termination and will refrain from competing with the Company and its subsidiaries until his retirement eligibility date or two years from the date that his employment terminates, whichever is earlier.

Following termination of employment for any reason, Mr. Smidler will assist and cooperate with the Company and its subsidiaries regarding any matter or project in which he was involved during his employment. KIT will compensate Mr. Smidler for any lost wages or expenses associated with such cooperation and assistance.

Change in Control Agreement

The Change in Control Agreement provides Mr. Smidler with enhanced severance protection after a "change of control" of the Company or KIT (as defined in the Change in Control Agreement and consistent with the agreements of other Company executives). The term of the Change in Control Agreement is five (5) years, subject to annual renewal thereafter.

The terms of the Change in Control Agreement include the following:

a)         If Mr. Smidler's employment is terminated for any reason following a change in control (as defined), he will be entitled to all Accrued Amounts (as defined above) as of the time of employment termination.

b)         If Mr. Smidler's employment is terminated due to death, “disability” or “good reason” (as defined in the Change in Control Agreement) then he shall receive a pro-rata portion of his annual bonus for the performance year in which the termination occurs at the time that annual bonuses are paid to other senior executives.

c)         If Mr. Smidler's employment is terminated without cause or by Mr. Smidler for good reason within 90 days prior to the execution of a purchase and sale agreement resulting in a change in control or anytime thereafter until the second anniversary of a change in control, he will be entitled to receive the following “Severance Benefits”:

i)         lump-sum cash payment equal to the two times his base salary plus two times the last annual bonus paid or awarded to him in the three years preceding the date of termination;

ii)         continued participation at KIT’s expense on a monthly basis for 24 months in all medical, dental and vision plans which cover him and his eligible dependents, subject to offset due to future employment;

iii)         full vesting of his outstanding equity awards;

iv)         a pro-rata payment of each outstanding cash-based LTIP award for which the performance period has not yet been completed as of the date of termination based on the Company’s actual performance;

v)         benefits under the post-retirement health care plans if he would have otherwise become eligible for those benefits by remaining employed through the second anniversary of the employment termination date;

vi)         reimbursement for up to $30,000 (in the aggregate) for outplacement services and relocation costs until the earlier of the first anniversary of the date of termination or the first day of employment with a new employer; and

vii)         use of his company automobile for six months after termination and transfer of the automobile on an “as is” basis immediately thereafter.

Mr. Smidler shall be entitled to Severance Benefits under the Change in Control Agreement only if (1) he signs a release agreement, and (2) he agrees not to compete with the Company and its subsidiaries or to solicit their employees during the 2-year period following termination of employment. Following termination of employment, Mr. Smidler will assist and cooperate with the Company regarding any matter or project in which he was involved during his employment and KIT shall compensate him for any lost wages or expenses associated with such assistance and cooperation.

Compliance with Section 409A of the Internal Revenue Code

The parties intend that the benefits and payments provided under the Employment Agreement and the Change in Control Agreement shall be exempt from, or comply with, the requirements of Section 409A of the Internal Revenue Code, but in no event is the Company obligated to indemnify Mr. Smidler for any taxes or interest that may be assessed by the Internal Revenue Service pursuant to that Section.

Coordination Between Employment Agreement and Change in Control Agreement

Mr. Smidler will not be entitled to receive full severance benefits under both the Employment Agreement and the Change in Control Agreement.

Item 9.01  Financial Statements and Exhibits

(c)         Exhibits

The following documents are filed as Exhibits herewith:

Exhibit 99.1 - Press Release dated September 1, 2010 announcing the appointment of Steven J. Smidler as KIT President.

Exhibit 10.1 - Executive Employment Agreement dated as of September 1, 2010 between Kaman Industrial Technologies Corporation and Steven J. Smidler.

Exhibit 10.2 – Change in Control Agreement dated as of September 1, 2010 between Kaman Industrial Technologies Corporation and Steven J. Smidler.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION
By:	/s/ Candace A. Clark
Its:	Senior Vice President, Chief Legal Officer
and Secretary

Date: September 10, 2010

KAMAN CORPORATION AND SUBSIDIARIES

Index to Exhibits

Exhibit	Description

99.1	Press Release dated September 1, 2010 announcing the appointment of Steven J. Smidler as KIT President	Attached

10.1	Executive Employment Agreement dated as of September 1, 2010 between Kaman Industrial Technologies Corporation and Steven J. Smidler	Attached

10.2	Change in Control Agreement dated as of September 1, 2010 between Kaman Industrial Technologies Corporation and Steven J. Smidler	Attached